EXHIBIT 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. ANNOUNCES RESIGNATION OF MATTHEW HEITER, SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND SECRETARY, DUE TO HEALTH REASONS

CHARLOTTE, N.C., April 28, 2023 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies, today announced that due to health reasons, Matthew S. Heiter is resigning as Senior Vice President, General Counsel and Secretary of NN, Inc., effective immediately.
Warren Veltman, President and Chief Executive Officer, commented, “I would like to express my sincere appreciation for Matt’s leadership and many contributions since he joined our team in 2015. As General Counsel, Matt has been a steadfast partner to me during my tenure as CEO, and a significant driver of the evolution and success of our business. Matt has served as a trusted voice on our leadership team and was instrumental in the transformational sale of our Life Sciences business and helping NN pursue a more sustainable path for growth. I’m grateful for his contributions to NN during his nearly eight years of service, and we wish him the best.”
Mr. Heiter joined NN in July 2015 as Senior Vice President and General Counsel. During his tenure, Mr. Heiter led the Company through complex matters while ensuring all Company standards and policies reflect the needs of a changing world and new generation of employees. Underscoring this focus is the Company’s commitment to diversity, equity and inclusion (DEI) and reinforcing NN’s dedication to creating a safe and inclusive work environment, treating employees ethically, and fostering a workplace that empowers every member of NN’s team. Mr. Heiter also led NN’s efforts to develop and produce the Company’s first Sustainability report in May 2022.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies

EXHIBIT 99.1
for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and Asia.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, including the COVID-19 pandemic, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, and the availability of labor; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
(616) 258-5766